Exhibit 10.1
THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THIS NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 17 HEREOF.
TWELVE MONTH PROMISSORY NOTE

[fraction of $20,000,000.00]	December , 2009
     FOR VALUE RECEIVED, TeleCommunication Systems, Inc., a Maryland corporation (“Maker”), promises to pay to [Insert Stockholder Name] (“Payee”), the principal sum of [fraction of Twenty Million Dollars ($20,000,000)], or such lesser principal sum as may be due hereunder, together with interest until paid, as set forth in this Twelve Month Promissory Note (this “Note”).
     1. Merger Agreement. This Note is issued by Maker to Payee pursuant to the terms and provisions of Section 2.7 of the Agreement and Plan of Merger dated as of November 25, 2009 by and among Maker, Olympus Merger Sub Inc., Networks in Motion, Inc., a Delaware corporation, and G. Bradford Jones, as the Stockholders’ Representative (the “Merger Agreement”) and, except as expressly set forth herein, shall be governed, construed and enforced in accordance with the terms of the Merger Agreement. This Note constitutes part of the Merger Consideration delivered by Maker for that portion of Company Capital Stock, Company Options and/or Company Warrants owned by Payee. Capitalized terms used herein by not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
     2. Fixed Interest Rate. Simple interest shall accrue and be payable on the outstanding unpaid principal balance of this Note at the fixed interest rate of six percent (6%) per annum. All interest shall accrue based on a 360-day year for the actual number of days outstanding.
     3. Principal and Interest Payments. Other than the Interim Payment which becomes due and payable on this Note as provided in Section 5.B. below, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest shall be due and payable on the one year anniversary of this Note (the “Maturity Date”) in the manner set forth in Section 4 below.

     4. Manner of Payment.
          a. Cash. Except as set forth in Section 4(b) of this Note, all payments hereunder shall be made by check or wire transfer in U.S. dollars, subject to set-off in Section 5 below, on the due dates of such payments. Payments shall be made to the address of Payee set forth in the Spreadsheet (as defined in the Merger Agreement). If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day.
          b. Shares of TCS Common Stock. Notwithstanding Section 4(a) of this Note, on or any time prior to the Maturity Date, Maker shall be entitled, in its sole and absolute discretion, to pay a part or all of the unpaid principal and accrued and unpaid interest then outstanding under this Note by issuing to Payee a number of fully paid and non-assessable shares of Class A common stock, par value $0.01 per share, of Maker (the “TCS Common Stock”) equal to (x) the lesser of the original principal amount of this Note and the amount of the then-outstanding balance of unpaid principal and accrued and unpaid interest under this Note divided by (y) the volume weighted average stock price of the TCS Common Stock for the 10 Business Days prior to the Maturity Date. In the event that Maker decides to issue shares of TCS Common Stock to Payee in accordance with clause (i) of this Section 4(b), then Maker must notify Payee 5 Business Days prior to the Maturity Date and must issue the TCS Common Stock within 10 Business Days after the Maturity Date. No fractional shares of TCS Common Stock shall be issued in connection with the repayment of this Note. Notwithstanding the foregoing, if as a result of the calculations required hereby, the Payee is entitled to receive fractional shares of TCS Common Stock, then (i) if the fraction is less than one-half, the number of shares of TCS Common Stock to be issued pursuant to this Note shall be rounded down to the nearest whole share and the Payee shall not be entitled to any further compensation and (ii) if the fraction is greater than or equal to one-half, then the number of shares of TCS Common Stock to be issued to the Payee pursuant to this Note shall be rounded up to the nearest whole share.
     5. SET-OFF. NOTWITHSTANDING ANY PROVISION OF THIS NOTE TO THE CONTRARY CONTAINED HEREIN:
          A. MAKER MAY SET-OFF AGAINST ANY PAYMENTS OF PRINCIPAL OR INTEREST PAYABLE UNDER THIS NOTE PAYEE’S SHARE (AS DETERMINED HEREIN) OF ANY APPLICABLE CLAIM. AS USED IN THIS NOTE, THE TERM “APPLICABLE CLAIM” MEANS ANY PAYMENT OWING TO MAKER PURSUANT TO SECTION 2.7(a)(ii)(D)(2) OF THE MERGER AGREEMENT FOLLOWING THE FINAL DETERMINATION OF EXCESS CASH AND FINAL NET WORKING CAPITAL.
          B. PAYEE’S SHARE OF ANY PAYMENT SHALL BE DETERMINED ACCORDING THE FOLLOWING FORMULA:

OFFSET AMOUNT FOR THIS NOTE	=	PAYEE’S PRO RATA PERCENTAGE (DEFINED BELOW), MULTIPLIED BY THE AGGREGATE OFFSET AMOUNT (DEFINED BELOW).

PAYEE’S PRO RATA PERCENTAGE	=	THE ORIGINAL PRINCIPAL AMOUNT OF THIS NOTE, DIVIDED BY $20,000,000.

AGGREGATE OFFSET AMOUNT	=	THE TWELVE MONTH NOTE OFFSET PERCENTAGE (DEFINED BELOW) MULTIPLIED BY THE APPLICABLE CLAIM.

TWELVE MONTH NOTE OFFSET PERCENTAGE	=	$20,000,000 MINUS THE CASH-OUT ADJUSTMENT ESCROW AMOUNT, DIVIDED BY $20,000,000
          C. IN THE EVENT ANY PAYMENT IS RECEIVED BY MAKER FROM THE CASH-OUT ADJUSTMENT ESCROW AMOUNT, MAKER SHALL MAKE AN INTERIM PAYMENT OF A PRINCIPAL AMOUNT ON THIS NOTE EQUAL TO THE FOLLOWING:

INTERIM PAYMENT ON THIS NOTE	=	PAYEE’S PRO RATA PERCENTAGE MULTIPLIED BY THE CASH-OUT ADJUSTMENT ESCROW AMOUNT RECEIVED BY MAKER
          D. NEITHER THE EXERCISE OF NOR THE FAILURE TO EXERCISE SUCH RIGHT OF SET-OFF WILL CONSTITUTE AN ELECTION OF REMEDIES OR LIMIT MAKER IN ANY MANNER IN THE ENFORCEMENT OF ANY OTHER REMEDIES THAT MAY BE AVAILABLE TO MAKER UNDER THE MERGER AGREEMENT OR LAW OR EQUITY.
     6. Prepayment. Upon receipt of the prior written consent of Agent (as defined in Section 17 hereof), Maker shall be permitted to prepay this Note in whole or in part, in cash in accordance with Section 4(a) of this Note, at any time without penalty or premium.
     7. Restrictions on Security Interests. Until the repayment of this Note in full, neither Maker nor any of its Subsidiaries may grant security interests in the property of Maker or such Subsidiaries other than Permitted Security Interests. For purposes of this Note, “Permitted Security Interests” means (a) any security interests granted for the benefit of secured lenders of Maker or its Subsidiaries securing any loans or other obligations under the secured credit facility of Maker, including any extensions, refinancings or replacements therefore; (b) any security interests granted in property that is not on the date of the Closing subject to a security interest granted by Maker or its Subsidiaries; (c) any purchase-money security interests granted to secure obligations incurred to acquire the property subject thereto; and (d) any security interests granted in leases which security interests cover the property leased.

     8. Notices. Any notice or demand required or permitted by or in connection with this Note shall be made pursuant to the notice provisions set forth in the Merger Agreement.
     9. Amendments. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.
     10. Severability. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.
     11. Maximum Rate of Interest. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment of interest by Payee would be contrary to provisions of law applicable to the indebtedness evidenced hereby (or applicable to Maker or Payee) limiting the maximum rate of interest that may be charged or collected by Payee on this Note or the indebtedness evidenced hereby. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds that principal balance shall be paid by Payee to Maker, it being the intent of the parties hereto that under no circumstances shall Maker be required to pay any interest in excess of the highest rate permissible under applicable law.
     12. Captions. Section headings and captions in this Note are for convenience only and shall not affect the construction or interpretation of this Note. Unless otherwise expressly stated in this Note, references in this Note to Sections shall be read as Sections of this Note.
     13. Assignment. This Note may not be assigned without the prior express written consent of Maker, which may be withheld by Maker in Maker’s sole discretion.
     14. Successors and Assigns. This Note shall be binding upon Maker and Maker’s heirs, personal representatives, successors and assigns, and inure to the benefit of Payee and Payee’s heirs, personal representatives, successors and assigns, subject to the limitations set forth in Section 13 of this Note.
     15. Governing Law. This Note shall be governed by the laws of the State of Maryland (excluding Maryland conflicts of laws rules).

     16. MUTUAL WAIVER OF JURY TRIAL. MAKER AND PAYEE WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. MAKER AND PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. MAKER AND PAYEE AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
     17. Subordination.
     (a) Notwithstanding anything to the contrary contained herein, this Note and all obligations hereunder (the “Subordinated Debt”) are and shall be subordinate to all obligations and indebtedness of Maker to Silicon Valley Bank, for itself and as Agent (the “Agent”) for any additional Lenders from time to time (the “Senior Lenders”), existing now or hereafter incurred (the “Senior Debt”). Payee hereby subordinates any security interest acquired in the assets of Maker to any security interest granted by Maker to the Senior Lenders.
     (b) Until the Senior Debt is indefeasibly paid in full and the Senior Lenders have terminated all obligations to lend further amounts to Maker, Payee of this Note shall not:
     i. except as described in clause (c), (d) and (e) below, demand or receive from Maker (and Maker will not pay) any part of the Subordinated Debt in cash, by payment, prepayment, or otherwise, or
     ii. prior to the Maturity Date, exercise any remedy or begin or participate in any action against Maker or any collateral granted by Maker to the Senior Lenders.
     (c) The foregoing notwithstanding, provided that an event of default under the terms of the Senior Debt has not occurred and is not continuing and would not exist immediately after such payment, Payee of this Note shall be entitled to receive each regularly scheduled, non-accelerated payment of non-default interest and/or principal as and when due and payable in accordance with the terms of the Note as in effect on the date hereof or as modified with the written consent of the Agent and Maker.
     (d) Maker is not prohibited from repaying in whole or in part any Subordinated Debt by the issuance of shares of TCS Common Stock in accordance with Section 4.b. of this Note.
     (e) In the event Maker fails for any reason to make payment of this Note on the Maturity Date, then Payee shall be entitled to exercise all rights and remedies concerning this Note; provided, however, if the Senior Debt is in default, then Payee’s right to exercise such remedies shall be postponed until the earlier of (i) 90 days after the Maturity Date or (ii) such default no longer exists.
     (f) Payee shall promptly deliver to Agent in the form received (except for endorsement or assignment by Payee where required by Agent) for application to the Senior Debt any cash payment, distribution, security or proceeds received by Payee with respect to the Subordinated Debt other than in accordance with the foregoing clauses (c), (d) and (e).
     (g) This Section 17 may not be modified in any way without the prior-written consent of the Agent.
[Signature Page Follows]

          IN WITNESS WHEREOF, and intending to be legally bound hereby Maker executes this Note as of the date first written above.

TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation
By:
Name:
Title: